Exhibit 99.1

News Release

For Immediate Release

GenCorp Announces Appointment of Chief Financial Officer

SACRAMENTO, Calif. - January 23, 2009 - GenCorp Inc. (NYSE: GY) announced today that Kathleen E. Redd, the Company’s acting chief financial officer, has been appointed the Company's chief financial officer, effective January 21, 2009.  Ms. Redd will also maintain her position as vice president.

About GenCorp

GenCorp is a leading technology-based manufacturer of aerospace and defense products and systems with a real estate segment that includes activities related to the entitlement, sale and leasing of the Company's excess real estate assets. Additional information about the Company can be obtained by visiting the Company's web site at http://www.GenCorp.com.

Contact information:

Linda Cutler
Vice President, Corporate Communications
916.351.8650